UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 27, 2016

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DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2020 Avon Court, #4 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

(a)           As previously reported, on September 21, 2015, David Schmidt, a current stockholder of Diffusion Pharmaceuticals Inc. (the “Company”) and a former member of the Company’s wholly-owned subsidiary Diffusion Pharmaceuticals LLC (“Diffusion LLC,” and together with the Company, “Diffusion”), filed suit in the Circuit Court for Albemarle County, Virginia (the “Court”), which Complaint was amended on April 14, 2016 (the “Amended Complaint”). The Amended Complaint alleged that Mr. Schmidt was previously denied the opportunity to exercise preemptive rights under Diffusion LLC’s Operating Agreement to purchase an additional 1,071,432.50 Diffusion LLC units for $1.00 per unit.  The sole relief sought by Mr. Schmidt was an order of specific performance requiring the Company to issue him 3,913,577 shares of the Company’s common stock (the equivalent of 1,071,432.50 Diffusion LLC units based upon the exchange ratio in the Company’s January 2016 merger) in exchange for his payment of $1,071,432.50.

On September 27, 2016, the Company, Diffusion LLC, Mr. Schmidt and the other parties thereto entered into a Settlement Agreement (the “Settlement Agreement”) pursuant to which, among other things, (i) Mr. Schmidt and Diffusion each agreed to submit a consent order to the Court dismissing all claims set forth in the Amended Complaint with prejudice and without an admission of liability by any party, (ii) Mr. Schmidt and Diffusion each released, on behalf of such party and its heirs, assigns, representatives, affiliates and agents, all claims and causes of action of any nature against the other party existing as of the date of the Settlement Agreement and (iii) as consideration therefor, the Company agreed to issue and sell to Mr. Schmidt and the other parties to the Settlement Agreement convertible promissory notes (the “Convertible Notes”) in an aggregate principal amount of $1,880,000.

The Convertible Notes have a term of one year and bear interest at a rate of 6.0% per annum accruing beginning on the date of issuance, with the principal and accrued interest due upon the earlier of the maturity date or conversion date. At any time prior to the maturity date, the holders may elect to convert, in whole or in part, the Convertible Notes (including any accrued but unpaid interest) into shares of the Company’s common stock, par value $0.001 per share, at a conversion price of $3.50 per share, as adjusted in accordance with the terms of the Convertible Note. In the event of a Change of Control (as defined in the Convertible Note), the holders of the Convertible Notes may declare the aggregate outstanding amount of the Convertible Notes to be immediately due and payable or may elect to convert the Convertible Notes and any accrued but unpaid interest as if such conversion took place on the maturity date.

The foregoing summaries of the material terms of the Settlement Agreement and Convertible Notes are not complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed herewith as Exhibits 10.1 and 4.1, respectively, and incorporated by reference herein.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)           The information set forth in Item 1.01 above with respect to the Convertible Notes is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the Convertible Notes is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

4.1	Form of Convertible Note

10.1	Settlement Agreement, dated September 27, 2016, by and among Diffusion Pharmaceuticals Inc., Diffusion Pharmaceuticals LLC, David Schmidt and the other parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2016	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ David G. Kalergis
	Name:	David G. Kalergis
	Title:	Chief Executive Officer